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                                        Exhibit 16

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read Item 4 of Tower Tech, Inc.'s Form 8-K dated July 5, 1996 and are in agreement with the statements contained in paragraph 4(a) therein.


Yours very truly,

PRICE WATERHOUSE LLP
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